EXHIBIT 1.24

THORNBURG MORTGAGE, INC.

20,000,000 Shares

10% Series F Cumulative Convertible Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

UNDERWRITING AGREEMENT

August 30, 2007

August 30, 2007

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as the Underwriter

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Ladies and Gentlemen:

Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Friedman, Billings, Ramsey & Co., Inc. (the “Underwriter”), an aggregate of 20,000,000 shares (the “Firm Shares”) of 10% Series F Cumulative Convertible Redeemable Preferred Stock (liquidation preference $25.00 per share) of the Company (the “Preferred Stock”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 3,000,000 shares of Preferred Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-125125), including the related preliminary prospectus or prospectuses, which registration statement became effective on June 16, 2005. Such registration statement covers the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission under the Securities Act (the “1933 Act Regulations”). Promptly after execution and delivery of this Underwriting Agreement (this “Agreement”), the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by virtue of the application of the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”

The title, specific number of shares, rank, stated value, liquidation preference, dividend rate, dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions and other terms of the Preferred Stock are set forth in Articles Supplementary relating to the Preferred

Stock to be filed with the State Department of Assessments and Taxation of Maryland prior to the “time of purchase” (as defined below) (the “Articles Supplementary”).

The Company and the Underwriter agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as the Underwriter may determine to avoid fractional shares) set forth opposite the name of the Underwriter in Schedule A hereto at a purchase price of $23.75 per Firm Share. The Company is advised that the Underwriter intends (i) to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase, from the Company (subject to such adjustment as the Underwriter may determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at a purchase price of $23.75 per Additional Share to be paid by the Underwriter to the Company. This option may be exercised by the Underwriter at any time from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being hereinafter referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be (i) earlier than the time of purchase or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. As used herein, “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading and commercial banks in The City of New York are open for business.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 7, 2007 (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.” Certificates for the Firm Shares shall be delivered to the Underwriter, through the facilities of DTC, in book-entry form in such names and in such denominations as the Underwriter shall specify no later than the second Business Day preceding the time of purchase. For the purpose of expediting the checking of the form of certificate for the Firm Shares by the Underwriter, the Company agrees to make such form of certificate available to the Underwriter for such purpose at least one full Business Day preceding the time of purchase.

Payment of the purchase price (and accrued and undeclared dividends from September 7, 2007) for the Additional Shares shall be made at any additional time of purchase in the same manner as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to the Underwriter through the facilities of DTC, in book-entry form at the additional time of purchase in such names and in such denominations as the Underwriter shall specify no later than the second Business Day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by the Underwriter, the Company agrees to make a form of such certificate available to the Underwriter for such purpose at least one full Business Day preceding the additional time of purchase.

3. Representations and Warranties of the Company. The Company and, where applicable, Thornburg Mortgage Advisory Corporation, the Company’s external manager (the “Manager”), represent and warrant to the Underwriter that as of the date hereof, as of the Applicable Time referred to in Section 3(b) hereof, and as of the time of purchase provided in Section 2 hereof, as follows:

(a) At the time of filing and at the effective date of the Original Registration Statement, the Company met and continues to meet the requirements for use of Form S-3 under the Securities Act. The Original Registration Statement was filed with, and was declared effective under the Securities Act by the Commission. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package (as defined below) or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date hereof. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus or any other materials, if any, permitted by the Securities Act.

(b) At the time the Original Registration Statement and each amendment thereto became effective, at each deemed effective date of the Registration Statement with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the time of purchase and at the additional time of purchase, as the case may be, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for use in the preparation thereof. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, or, to the knowledge of the Company, is threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor has instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the time of purchase or at the additional time of purchase, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for use in the preparation thereof.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied as to form when so filed in all material respects with the Securities Act and the 1933 Act Regulations.

As of the Applicable Time, neither (i) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for use in the preparation thereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [            ] PM (Eastern time) on August 30, 2007 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(c) Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified and the Company has not made any prior offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission.

(d) The documents incorporated or deemed incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they became or become effective, conformed or will conform in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission under the Exchange Act (the “1934 Act Regulations”), and when read together with the information in the Prospectus (1) at the time the Original Registration Statement became effective, (2) at the earlier of the time the Prospectus was issued and first used and the date and time of the first contract of sale of Shares in this offering and (3) at the time of purchase and at the additional time of purchase, as the case may be, none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act; the Articles Supplementary will be in full force and effect prior to the time of purchase and any additional time of purchase, as applicable, and will comply with all applicable legal requirements.

(f) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data and related summary data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement, General Disclosure Package or the Prospectus under the Securities Act that are not so set forth or incorporated by reference therein.

(g) The Prospectus delivered to the Underwriter for use in connection with this offering will be identical to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule D hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement, the General Disclosure Package and the Prospectus, to enter into and perform its obligations under this Agreement, to execute, deliver and file the Articles Supplementary and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the charter and the by-laws of the Company and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase and, if applicable, any additional time of purchase, other than the filing of the Articles Supplementary.

(i) The Company has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than Thornburg Mortgage Depositor, L.L.C. (“TMD”), Thornburg Mortgage Capital Resources, LLC (“TMCR”), Thornburg Mortgage Home Loans, Inc. (“TMHL”), Thornburg Mortgage Funding, Inc. (“TMFI”), Thornburg Mortgage Finance, LLC (“TMF”), Thornburg Mortgage Hedging Strategies, Inc. (“TMHS”), Thornburg Acquisition Subsidiary, Inc. (“TAS”) and Adfitech, Inc. (“Adfitech”), all of which are identified on Schedule E hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with the exception of Adfitech, which has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule E hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has full corporate or limited liability company power and authority necessary to own, hold, lease and/or operate its assets and properties and to conduct the business in which it is engaged and as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificates or articles of incorporation and of the by-laws or the organizational documents of the Subsidiaries and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase and, if applicable, any additional time of purchase.

(j) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of TMD, TMHL, TMFI, TMF and TMHS. TMCR is wholly-owned by TMD. TAS and Adfitech are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(k) The Manager has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule F hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the ability of the Manager to perform its obligations under the Amended and Restated Management Agreement, dated as of July 1, 2004, between the Company and the Manager (the “Management Agreement”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the by-laws of the Manager and all amendments thereto have been delivered to the Underwriter and no changes therein will be made subsequent to the date hereof and prior to the time of purchase and, if applicable, any additional time of purchase. The Manager has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

(l) Except as set forth on Schedule 3(l), the line items of which individually or in the aggregate do not have a Material Adverse Effect on the Company, any of the Subsidiaries or the Manager, neither the Company, any of the Subsidiaries nor the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, by-laws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries or the Manager is a party or by which the Company, the Subsidiaries, the Manager or any of their respective assets or properties may be bound or affected. To the knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, by-laws or organizational documents, as the case may be, of the Company, any of the Subsidiaries or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries or the Manager is a party or by which the Company, any of the Subsidiaries or the Manager, or any of their respective assets or properties may be bound or affected, or, with respect to the Manager, which would have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries. Neither the Company, any of the Subsidiaries nor the Manager has, at any time during the past five years, (i) made any unlawful contributions to any candidate for any political office or failed fully to disclose any contribution in violation of law or (ii) made any payment to any state, federal or foreign government official or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

(m) As of June 30, 2007, as of the date hereof and as of the date of the time of purchase, the Company had, has or will have an authorized, issued and outstanding capitalization as set forth in the General Disclosure Package and under the headings “Actual,” and “As Adjusted,” respectively, in the Section of the Prospectus entitled “Capitalization.” All of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(n) This Agreement has been duly authorized, executed and delivered by the Company and the Manager and is a legal, valid and binding agreement of the Company and the Manager enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(o) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The certificates for the Shares shall be in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

(p) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or with the taking by the Company of any action contemplated hereunder other than (i) registration of the Shares under the Securities Act and the Exchange Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or (iii) such approvals as have been or will be obtained in connection with the approval of the listing of the Shares on the NYSE.

(q) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issuance and sale of the Shares to the Underwriter hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

(r) PricewaterhouseCoopers LLP (“PWC”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their report, were independent public accountants as required by the Securities Act. KPMG LLP (“KPMG”), the Company’s independent public accountants effective August 8, 2006, and PWC are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. Both PWC and KPMG are registered with the Public Company Accounting Oversight Board.

(s) Each of the Company, the Subsidiaries and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to obtain such licenses, permits, authorizations, consents and approvals or to make such filings would not have a Material Adverse Effect. Each of the Company, the Subsidiaries and the Manager has obtained all accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any related federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries or the Manager except where such violation or default would not have a Material Adverse Effect.

(t) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no legal or governmental proceedings, contracts, leases or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(u) Except as set forth in Schedule G hereto, there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company’s knowledge, threatened to which the Company, any of the Subsidiaries or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares.

(v) During the period of at least the last 36 calendar months prior to the date hereof, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act. As of the date hereof, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

(w) Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, net worth, properties, assets or results of operations of the Company and the Subsidiaries, taken as a whole. Subsequent to the respective dates as of which information is given in the Registration Statement, the

General Disclosure Package and the Prospectus and during the time that a prospectus relating to the Shares is required to be delivered under the Securities Act, there has not been and will not be (i) any transaction which is material to the Company and the Subsidiaries, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, other than pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan, the Company’s Controlled Equity Offering program or in the ordinary course of business, or (iv) except for regular quarterly dividends on the common stock, par value $0.01 per share, of the Company (the “Common Stock”), in amounts per share that are consistent with past practice, or on the existing preferred stock in amounts per share determined in accordance with the Company’s charter, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement, General Disclosure Package or Prospectus.

(x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(y) Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect. Since it first became a publicly-registered entity, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect.

(z) Each of the Company, the Subsidiaries, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the outstanding equity securities of the Company to facilitate the sale of the Shares.

(aa) The Shares have been or will be approved for listing on the NYSE, subject to official notice of issuance.

(bb) Except as set forth in Schedule H hereto, neither the Company, nor any of the Subsidiaries or its affiliates (including the Manager) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of the FINRA.

(cc) The Company has not relied upon the Underwriter or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd) Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(ee) As of the date hereof, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date hereof, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate swap agreements and eurodollar futures contracts. As of the date hereof and except as otherwise disclosed in the Registration Statement, General Disclosure Package or Prospectus, if applicable, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Commission, including making any change to any stated investment percentages or guidelines or the stated equity-to-assets ratio currently employed by the Company and the Subsidiaries. The Company and the Subsidiaries have good and marketable title to all properties and assets owned, directly or indirectly, by the Company and the Subsidiaries, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company and the Subsidiaries. Except for “real estate owned” properties owned by the Company as a result of foreclosures on delinquent loans, if any, and land and buildings owned by Adfitech, the Company and the Subsidiaries do not own any real property. Any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, General Disclosure Package and Prospectus, or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

(ff) Each of the Company and the Subsidiaries has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, or any of the Subsidiaries. To the knowledge of the Company and the Manager, there are no tax returns of the Company or the Subsidiaries that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

(gg) The Company and the Subsidiaries own or possess adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company and the Subsidiaries have not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

(hh) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date hereof, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule I hereto. To the knowledge of the Company and the Manager, all third-party service providers used, employed, hired or otherwise contracted with by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

(ii) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on an evaluation of its disclosure controls and procedures by the Company and the Subsidiaries as of the quarter ended June 30, 2007, neither the Company nor the Subsidiaries is aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of the Company or the Subsidiaries, as the case may be, to record, process, summarize and report financial data or any material weakness in internal controls other than as disclosed in the Registration Statement, General Disclosure Package or the Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls of the Company or the Subsidiaries or in other factors that could significantly affect internal controls of the Company or the Subsidiaries, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including, but not limited to, directors’ and officers’ insurance and insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company, the Subsidiaries nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(kk) Neither the Company, the Subsidiaries nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company and the Subsidiaries. Each of the Company, the Subsidiaries and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a Material Adverse Effect.

(ll) Neither the Company, the Subsidiaries nor any of their affiliates has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriter pursuant to this Agreement.

(mm) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company, the Subsidiaries or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect. None of the employees of the Company or the Subsidiaries is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. To the knowledge of the Company and the Manager, neither the Company, the Subsidiaries nor the Manager has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or any applicable wage or hour laws, or the rules and regulations thereunder, which might, individually or in the aggregate, result in a Material Adverse Effect.

(nn) Neither the Company, the Subsidiaries nor, to the knowledge of the Company and the Manager, any employee or agent of the Company or the Subsidiaries, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds, in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, the Subsidiaries or the Manager, on the one hand, and the directors, officers and stockholders of the Company, the Subsidiaries or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(oo) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, each of the Subsidiaries other than Adfitech, since its respective date of inception, and Adfitech, for all taxable years commencing with the taxable year that began on August 22, 2006, have been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a “real estate investment trust” (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). The proposed method of operation of the Company and each of the Subsidiaries as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.

(pp) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

(rr) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or the Manager, on the one hand, and the directors, officers or stockholders of the Company, any of the Subsidiaries or the Manager, on the other hand, which is required by the rules of the FINRA to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

(ss) The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and the Subsidiaries would have any liability. The Company and the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt) The Preferred Stock will be registered pursuant to Section 12(b) of the Exchange Act.

(uu) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(vv) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.

(ww) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

4. Certain Covenants of the Company. The Company and, where applicable, the Manager hereby covenant and agree with the Underwriter that:

(a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) The Company will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when, prior to the termination of the underwriting syndicate contemplated by this Agreement, any post-effective amendment to the Registration Statement shall become effective, or when any new registration statement relating to the Shares shall become effective, or when any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement prior to the termination of the underwriting syndicate contemplated by this Agreement, or of the receipt of any comments relating to the offering of the Shares contemplated hereby, (iii) of any request by the Commission for (A) any amendment to the Registration Statement prior to the termination of the underwriting syndicate contemplated by this Agreement, (B) the filing of a new registration statement relating to the Shares, (C) any amendment or supplement to the Prospectus, (D) any document incorporated by reference therein or otherwise deemed to be a part thereof prior to the termination of the underwriting syndicate contemplated by this Agreement, or (E) additional information prior to the termination of the underwriting syndicate contemplated by this Agreement, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement relating to the Shares or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares or if such a proceeding is threatened or contemplated. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement prior to the termination of the underwriting syndicate contemplated by this Agreement, a new registration statement relating to the Shares, any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise. The Company will furnish the Underwriter with copies of any such documents, including all correspondence to and from, and all documents issued by the Commission in connection with such documents, a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the time of purchase and, if applicable, to the additional time of purchase, and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(d) The Company will advise the Underwriter promptly of the happening of any event or condition known to the Company or the Manager within the time during which a Prospectus is required to be delivered, or at the time that an Issuer Free Writing Prospectus has been used, if (i) the Prospectus or Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, any registration statement relating to the Shares, any preliminary prospectus that has not been superseded, or the Statutory Prospectus, or (ii) it is necessary to change the information incorporated by reference in the Prospectus, amend the Registration Statement, file a new registration statement or amend or supplement the Prospectus, in either case, so that the Prospectus or Issuer Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and in order to comply with the requirements of the Securities Act or the 1933 Act Regulations. In order to eliminate or correct such conflict, untrue statement or omission, the Company, at its own expense, will promptly prepare and furnish to the Underwriter copies of a proposed new registration statement or proposed amendment or supplement before filing any such document with the Commission, promptly file such new registration statement, amendment or supplement, use its best efforts to cause such new registration statement, amendment or supplement to be declared effective as soon as practicable and thereafter promptly furnish to the Underwriter and dealers copies in such quantities and at such locations as the Underwriter may from time to time reasonably request.

(e) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act Regulations but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the 1933 Act Regulations.

(f) The Company will furnish to the Underwriter a copy of the signed Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Underwriter may reasonably request.

(g) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(h) The Company will use its best efforts to furnish to the Underwriter, not less than two Business Days before a filing with the Commission during the period referred to in subsection (d) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act.

(i) The Company will furnish to the Underwriter, as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two Business Days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof.

(j) The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company and the Subsidiaries, (iii) access to the assets of the Company and the Subsidiaries is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company and the Subsidiaries are compared with existing assets at reasonable intervals.

(k) The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

(l) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriter, except as set forth under Section 5 hereof or

(iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) as relating to the offering by the Company of the Shares, the word processing and/or printing of this Agreement, any dealer agreements, any statements of information, any custody agreement and any powers of attorney, as applicable, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the related legal fees and filing fees and other related disbursements of counsel to the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, and (vi) the performance of the Company’s other obligations hereunder.

(n) Prior to termination of the underwriting syndicate contemplated by this Agreement, neither the Company, the Subsidiaries nor the Manager will (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company, other than in connection with permissible transactions under the Company’s Controlled Equity Offering program.

(o) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended, or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission.

(p) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(q) The Company and the Subsidiaries will continue to be organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years and the Company will not change its operations or engage in activities which would cause it to fail to qualify as a REIT under the Code.

(r) The Company will not be or become, at any time prior to the expiration of three years after the date hereof, an “investment company,” as such term is defined in the Investment Company Act.

(s) Prior to the time of purchase and, if applicable, any additional time of purchase, neither the Company, the Subsidiaries nor the Manager will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or the Subsidiaries, or the offering of the Shares, without the Underwriter’s prior written consent, which shall not be unreasonably withheld.

(t) The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company and the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(u) The Company and the Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(v) Neither the Company, the Subsidiaries nor the Manager will sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement, or amend any effective registration statement under the Securities Act relating to, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, disposition, filing or amendment, for a period of 30 days after the date hereof, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder; (ii) the filing of any amendment or prospectus supplement to the Registration Statement and/or any new registration statement on Form S-3 by the Company in contemplation of any “at the market” offering of shares of capital stock pursuant to Rule 415(a)(4) promulgated under the Securities Act (a “Rule 415(a)(4) Offering”) or any off-market offering; provided, however, that any such filing shall be in compliance with the conditions set forth in this Section 4; (iii) the issuance and sale of shares of capital stock by the Company in any Rule 415(a)(4) Offering or any off-market offering pursuant to arrangements that the Company may enter into pursuant to subsection (ii) above that is in compliance with all applicable securities laws and the rules and regulations of the NYSE following the expiration of a period of 15 days after the date hereof to the 30th day after the date hereof; provided that any such issuance and sale of shares of capital stock in such Rule 415(a)(4) Offering or any off-market offering shall be at a purchase price per share equal to or greater than the public sale price per share of capital stock set forth on the cover page of the Prospectus; (iv) the issuance of shares of Common Stock by the Company pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan; or (v) the issuance of Common Stock by the Company in exchange for the Company’s 8.00% Senior Notes due 2013.

(w) The Company will comply with the Securities Act, the 1933 Act Regulations, the Exchange Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.

5. Reimbursement of the Underwriter’s Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder or pursuant to Section 7(b) hereof, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof and at the time of purchase (and the obligations of the Underwriter at any additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the time of purchase (unless previously waived) and at any additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall cause to be furnished to the Underwriter at the time of purchase and, if applicable, any additional time of purchase, an opinion of Heller Ehrman LLP, counsel for the Company, addressed to the Underwriter, and dated the date of the time of purchase or, if applicable the date of any additional time of purchase, and in form satisfactory to Clifford Chance US LLP, counsel for the Underwriter, substantially in the form of Exhibit A attached hereto.

(b) The Underwriter shall have received from KPMG, letters dated the date hereof, the date of the time of purchase and, if applicable, the date of any additional time of purchase, and addressed to the Underwriter in the form heretofore approved by the Underwriter relating to the financial statements, including any pro forma financial statements of the Company and the Subsidiaries and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriter that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriter deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Underwriter, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(c) The Underwriter shall have received at the time of purchase and any additional time of purchase, as the case may be, the favorable opinion of Clifford Chance US LLP, counsel for the Underwriter, dated the date of the time of purchase and any additional time of purchase, as the case may be, in a form satisfactory to the Underwriter. In rendering the foregoing opinion, such counsel may rely, as to matters involving the laws of the State of Maryland, upon the opinion addressed to the Underwriter of Heller Ehrman LLP, counsel for the Company.

(d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriter objects in writing.

(e) Prior to the time of purchase or any additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) A prospectus containing Rule 430B information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(g) Between the time of execution of this Agreement and the time of purchase or any additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement, General Disclosure Package and Prospectus), in the business, condition, net worth or prospects of the Company or the Subsidiaries shall occur or become known and (ii) no transaction which is material and unfavorable to the Company, the Subsidiaries or the Manager shall have been entered into by the Company or any of the Subsidiaries.

(h) The Company will, at the time of purchase or any additional time of purchase, as the case may be, deliver to the Underwriter a certificate of two of its executive officers to the effect that the representations and warranties of the Company and the Manager as set forth in this Agreement are true and correct as of each such date, that the Company shall perform and shall have performed such of its obligations under this Agreement as are to be performed at or before the time of purchase or any additional time of purchase, as the case may be, and that the conditions set forth in subsections (e) and (g) of this Section 6 have been met.

(i) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus as of the time of purchase and any additional time of purchase, as the case may be, as the Underwriter may reasonably request.

(j) The Shares shall have been or will be approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or any additional time of purchase, as the case may be.

(k) Between the time of execution of this Agreement and the time of purchase or any additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

7. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement. Subject to the provisions of Section 11 hereof, notwithstanding any termination of this Agreement, the provisions of this Section 7 and of Sections 3, 5, 9, 10 and 12 through 18, inclusive, shall remain in full force and effect at all times after the date hereof.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the time of purchase or to terminate the obligations of the Underwriter to purchase the Additional

Shares at any time prior to any additional time of purchase, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the NYSE shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 7 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to notification by the Underwriter as provided in subsection (b) of this Section 7 or (ii) Section 8(a) hereof) or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

8. Underwriter Default.

(a) If the Underwriter defaults in its obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Underwriter may in its discretion arrange for another party or parties to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Underwriter does not arrange for the purchase of the Default Shares as provided in this Section 8, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriter to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto or the Underwriter (except in each case as provided in Sections 7(d), 9 and 10 hereof), but nothing in this Agreement shall relieve the Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

(b) In the event that any Default Shares are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the time of purchase or any additional time of purchase, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement,

General Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of counsel for the Underwriter, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

9. Indemnity and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement, including the Rule 430B information, (b) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (c) any “road show” relating to the Shares (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission, in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of the Underwriter through the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement, including the Rule 430B information, (b) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (c) any Non-Prospectus Road Show, (ii) the omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Underwriter will be responsible in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the statements set forth in the fourth, seventh, eighth and tenth paragraphs under the caption

“Underwriting” in the General Disclosure Package and Prospectus; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which the Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Underwriter, any contribution received by the Company or the Underwriter, respectively, from persons, other than the Underwriter or the Company, who may also be liable for contribution, including, in the case of the Company, persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering and sale of the Shares contemplated herein or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Shares contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Underwriter, its partners, members, directors, officers or affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise.

11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 9 hereof and the contribution agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 3 hereof, which shall be true and correct only as of the date hereof and as of the time of purchase and any additional time of purchase, and the agreements contained in Sections 5, 7, 9, 10 and 11 hereof shall survive any termination of this Agreement, including termination pursuant to Section 7 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209 Attention: General Counsel (with a copy to Clifford Chance US LLP, Attention: Jay L. Bernstein, facsimile number (212) 878-8375), and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Larry Goldstone, President (with a copy to Heller Ehrman LLP, Attention: Sheri Fox, facsimile number (213) 244-7611).

13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditor, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and to the extent provided in Section 9 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representative and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriter’s respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company, the Manager and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Manager and the Underwriter, severally.

Very truly yours,

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name: Larry A. Goldstone
Title: President & Chief Operating Officer

Accepted and agreed to as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleeblatt
Name: James R. Kleeblatt
Title: Executive Vice President

2

Accepted and agreed to as of the date first above written, only as to the representations and warranties of the Manager as set forth in Section 3 hereof and the applicable covenants in Section 4 hereof.

THORNBURG MORTGAGE ADVISORY CORPORATION

By:	/s/ Larry A. Goldstone
Name: Larry A. Goldstone
Title: Managing Director